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                                                                      Exhibit 19

                           CONFIDENTIALITY AGREEMENT
                           -------------------------


         THIS CONFIDENTIALITY AGREEMENT (the "Agreement") is made and entered into this 9th day of February, 1999, by and between ASA HOLDINGS, INC., a Georgia corporation ("Holdings") and DELTA AIR LINES, INC., a Delaware corporation ("DAL").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, each of Holdings, through its wholly owned subsidiary, Atlantic Southeast Airlines, Inc., a Georgia corporation ("Airlines"), and DAL conducts an airline business providing commercial air transportation services to the public; and

         WHEREAS, Holdings and DAL intend to engage in discussions and negotiations with each other regarding a possible business transaction under which DAL would acquire stock and/or assets of Holdings (the "Possible Transaction"); and

         WHEREAS, in connection with the foregoing discussions and negotiations, DAL, on behalf of itself and all of its employees, agents, representatives, directors, officers, advisors, counsel, successors, assigns and affiliates (collectively referred to herein as "Delta" and each individually referred to herein as a "Delta Party") will now and hereafter obtain from Holdings, Airlines, ASA Investments, Inc., a Delaware corporation, and their respective employees, agents, representatives, directors, officers, advisors, counsel, successors, assigns and affiliates (collectively referred to herein as "ASA" and each individually referred to herein as an "ASA Party") detailed proprietary and otherwise confidential information (collectively the "ASA Information") belonging to ASA concerning ASA's industry, business, relationships and operations, all of which ASA Information is proprietary and confidential to ASA; and

         WHEREAS, all documents, lists, schedules, accumulations, compilations, summaries, analyses, projections, work product and other tangible or intangible manifestations including all copies, computer discs, files or tapes, media or other repositories of the ASA Information hereafter provided by any ASA Party to any Delta Party in connection with the Possible Transaction (but excluding all materials provided to any Delta Party in connection with the Delta Connection program which materials shall remain subject to the confidentiality provisions, if any, contained under such Delta Connection program) is hereinafter collectively referred to as the "ASA Confidential Information"; and

         WHEREAS, the parties agree that the use and disclosure of the ASA Confidential Information must be carefully and continuously controlled by DAL and each and every other Delta Party to safeguard ASA's exclusive and proprietary rights therein.

         NOW, THEREFORE, in consideration of ASA's provision of the ASA Confidential Information to DAL and any other Delta Party and other good and valuable consideration, the


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receipt, adequacy and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

         1. DAL agrees to inform each and every Delta Party that the ASA Confidential Information is confidential in accordance with the terms of this Agreement and to take actions to ensure that each Delta Party treats the ASA Confidential Information in accordance with the provisions of this Agreement.

         2. Without the prior written consent of either Holding's Board of Directors, Chief Executive Officer, or President, DAL on behalf of itself and each and every other Delta Party agrees that neither DAL nor any other Delta Party shall

            (i) publish, disseminate, divulge or otherwise disclose any ASA Confidential Information to any person or entity other than a Delta Party which must (a) receive such ASA Confidential Information for the sole purpose of evaluating the same for or on behalf of DAL and (b) be informed as to the confidential nature of said ASA Confidential Information;

            (ii) utilize, apply or otherwise use any ASA Confidential Information to either (a) obtain or derive on its own behalf or bestow upon any third party any economic benefits or opportunities or other competitive advantage, or (b) impose any economic detriment or competitive disadvantage upon ASA; or

            (iii) utilize, apply or otherwise use any ASA Confidential Information to induce or solicit any supplier, customer, licensor, licensee, agent, or other business contact of ASA to terminate or diminish his, her or its relationship with ASA.

         DAL shall be responsible for its failure and the failure of any Delta Party to comply with the provisions of this Agreement.

         3. Immediately upon receipt of any ASA Party's request, DAL agrees to obtain from each Delta Party and compile all ASA Confidential Information (including all copies thereof) and thereafter surrender and return to Holdings or such ASA Party requesting the same all of the ASA Confidential Information including without limitation all computer, electronic, magnetic or similar forms of media serving as repositories thereof. Alternatively, at the request and option of an ASA Party, DAL shall destroy all ASA Confidential Information (including all copies thereof) provided to DAL or any Delta Party which destruction shall be confirmed in writing by a duly authorized officer of DAL. Notwithstanding DAL's return of any ASA Confidential Information hereunder, DAL and each Delta Party shall remain subject to all duties and obligations of confidentiality owed to ASA and imposed under this Agreement with respect to ASA Confidential Information.

         4. Nothing in this Agreement shall prohibit or limit DAL's or any other Delta Party's use of information (including but not limited to, ideas, concepts, know-how, techniques and


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methodologies) which (i) was previously known to DAL or such other Delta Party other than through a confidentiality obligation owed to any ASA Party, (ii) was independently developed by DAL or such other Delta Party outside of the scope of its or their relationship with ASA, (iii) was acquired by DAL or such other Delta Party from a third party which is not, to DAL's or such other Delta Party's knowledge, under an obligation to ASA not to disclose such information, or (iv) which is or becomes publicly available through no breach by DAL or such other Delta Party of its obligations under this Agreement and such information so described in clauses (i) through (iv) hereof shall not constitute ASA Confidential Information.

         5. In the event DAL or any other Delta Party is legally mandated or compelled by any court, tribunal or governmental authority to disclose any ASA Confidential Information, DAL or such other Delta Party shall provide prompt notice to Holdings of such mandate and, at the request of any ASA Party, will cooperate with any action by any ASA Party to obtain protective measures with respect to the ASA Confidential Information. Thereafter, DAL and each other Delta Party shall be entitled to comply with such subpoena or other process to the extent required by law; provided, that in all events, DAL or such other Delta Party shall disclose only that portion of the ASA Confidential Information which DAL or such other Delta Party is advised by its legal counsel as being required to so disclose.

         6. DAL acknowledges and agrees that the breach of all or any part of this Agreement by DAL, any Delta Party, or their respective advisors will result in irreparable and continuing damage to one or more ASA Party and therefore, in addition to any other remedy or damages which may be afforded by law, upon any breach or threatened breach of this Agreement by DAL or any other Delta Party or its or their respective advisors, each ASA Party shall have the right as a matter of law and under this Agreement to seek and obtain specific performance hereof by injunction or any other equitable remedies of any court of competent jurisdiction and neither DAL nor any Delta Party shall contest such specific performance on the basis that there exists an adequate remedy at law. DAL on behalf of itself and each other Delta Party, hereby waives any requirement that any ASA Party post any bond or demonstrate any irreparable damage or similar circumstance as a condition to such ASA Party's seeking specific performance by injunction hereunder. The rights, remedies and benefits provided herein are cumulative and not exclusive of any rights, remedies or benefits which any ASA Party may otherwise have, all of which rights or remedies at law, in equity or otherwise, are expressly reserved.

         7. The parties specifically acknowledge and agree that neither this Agreement nor any provision contained herein shall be construed as granting or conferring upon DAL or any other Delta Party or its respective advisors any rights by license or otherwise in any ASA Confidential Information.

         8. The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement, all of which are inserted conditionally on being valid in law; and in the event that one or more of the words or clauses


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contained herein shall be invalid, this instrument shall be construed as if such invalid words or clauses had not been inserted. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions have not been a part hereof.

         9. This Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, representatives, agents, employees, successors and assigns.

         10. This Agreement shall be governed by the laws of the State of Georgia. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Each of the undersigned individuals represents and warrants to each other party hereto that such individual is the duly authorized representative of the party on whose behalf said individual is signing below and that such individual has all requisite power and authority to legally bind the party on whose behalf said individual is signing below. This Agreement contains the entire understanding of the parties with respect to the matters described herein. This Agreement supersedes all prior and/or contemporaneous agreements and understandings between the parties, written or oral, with respect to the matters described herein. No covenant or condition of this Agreement can be waived or amended except by the written consent of the parties.

         11. Although Holdings has endeavored to include in the ASA Confidential Information information known to it which it believes to be relevant for the purpose of DAL's investigation, DAL understands that neither Holdings nor any ASA Party makes any representation or warranty as to the accuracy or completeness of the ASA Confidential Information. DAL agrees that neither Holdings nor any ASA Party shall have any liability to any DAL or any Delta Party resulting from the use of the ASA Confidential Information.

         12. Nothing contained in this Agreement shall be deemed, interpreted or construed to constitute or require any party to consummate or implement any potential or contemplated transaction or relationship with any other party hereto it being the parties intention that any such potential or contemplated relationship (other than the duty of confidentiality imposed hereunder) or transaction shall be evidenced only by a written agreement executed by the parties to be bound thereby.

         13. The parties agree that any action or proceeding brought or initiated by either party as against the other in respect of this Agreement may be brought or initiated in the United States District Court for the Northern District of Georgia or in the Superior Court of Fulton County, Georgia, and each of the undersigned consents to the exercise of subject matter and personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in the manner provided in Official Code of Ga. Ann. Section 9-10-94 or in such other manner as may be permitted by law.


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         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                                ASA HOLDINGS, INC.


                                                By: /s/ John W. Beiser
                                                   -----------------------------
                                                      Its: President




                                                DELTA AIR LINES, INC

                                                By: /s/ Proper Authorized Office
                                                   -----------------------------
                                                   Its: (signature illegible)
                                                       ------------------------


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